Exhibit 99.1

NEWS

For Immediate Release

GLOBALSTAR SECURES $30 MILLION CAPITAL RAISE WITH
TERRAPIN OPPORTUNITY, L.P.

Covington, LA. — (December 31, 2012) – Globalstar, Inc. (GSAT), today announced that it has obtained a committed issuer managed equity financing facility under which it may from time to time sell up to $30.0 million of its voting common stock to Terrapin Opportunity, L.P.

“This facility provides us with funds to help finance our capital obligations over the next two years”, said Jay Monroe, CEO of Globalstar, Inc. “The structure of this facility gives us flexibility and pricing control that we can use to manage the potential dilution of additional equity. On the basis of the past year’s revenue and profit growth and our execution on our long-term strategic plan, this financing demonstrates investors’ increased confidence in Globalstar as we continue with final preparations for our fourth launch of six new satellites in February.”

Under the terms of the transaction, Globalstar can draw up to $30.0 million over the 24-month period following the effectiveness of a registration statement it has agreed to file with the SEC to register the resale of the stock by Terrapin and remains able to enter into and consummate additional equity and debt financing transactions. Globalstar will determine, at its sole discretion, the timing, price and amount of the draws which will be based on the Company’s share price over time.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this or any Globalstar press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia. SPOT Connect is a trademark of Spot LLC.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

dean.hirasawa@globalstar.com

Investors:

LHA

Jody Burfening/Carolyn Capaccio

(212) 838-3777

ccapaccio@lhai.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding the Company’s ability to develop and expand its business, its anticipated capital spending (including for future satellite procurements and launches), its ability to manage costs, its ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in its industry on the Company and its competitors, its anticipated future revenues, its anticipated financial resources, its expectations about the future operational performance of its satellites (including their projected operational lives), the expected strength of and growth prospects for the Company’s existing customers and the markets that it serve, commercial acceptance of its new Simplex products, including its SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by the Company or its independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Globalstar undertakes no obligation to update any such statements. Additional information on factors that could influence the Company’s financial results is included in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.